UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2006

STRATFORD AMERICAN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Arizona	000-17078	86-0608035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 E. Arizona Biltmore Circle, Building 2, Suite 1270, Phoenix, Arizona	85016
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 956-7809

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On January 31, 2006, Stratford American Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with JDMD Investments, L.L.C., an Arizona limited liability company (“JDMD”), Stratford Holdings, L.L.C., an Arizona limited liability company (“Stratford Holdings”), and Stratford Acquisition, L.L.C., an Arizona limited liability company and a wholly-owned subsidiary of Stratford Holdings (“Stratford Acquisition” and together with JDMD and Stratford Holdings, the “Buyout Parties”), pursuant to which Stratford Acquisition will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation.

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of the Company (“Common Stock”), other than Common Stock owned by the Company or any wholly owned subsidiary of the Company, by the Buyout Parties and by shareholders who properly exercise dissenters’ rights, will be converted into the right to receive $0.80 in cash per share, without interest.

The Merger will extinguish all equity interests in the Company held by its public shareholders and will result in the Company being a wholly-owned subsidiary of Stratford Holdings. JDMD, as sole owner of Stratford Holdings, will be the beneficiary of the earnings and growth of the Company, if any, following the merger and will bear the risks of any decrease in the value of the Company following the merger.

Following the merger, the Company’s common stock will no longer be publicly traded, and the Company will no longer file periodic reports with the Securities and Exchange Commission.

The Merger is conditioned upon, among other things, the affirmative vote of the holders of a majority of the outstanding disinterested shares of Common Stock (those not owned, directly or indirectly, by the Buyout Parties or their affiliates) and the affirmative vote of the holders of a majority of all outstanding shares of Common Stock (including those shares owned, directly or indirectly, by the Buyout Parties or their affiliates).

Pursuant to the terms of the Merger Agreement, the Company and its board of directors will have the right to consider competing third party offers and to terminate the Merger and accept any such competing offer, without incurring a termination fee, if the Board determines in good faith that the competing offer is a superior alternative to the Merger and the offer is not matched by the Buyout Parties. The Company will have to reimburse the Buyout Parties for their actual expenses, not to exceed $200,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission, and will mail the proxy statement to its shareholders. SHAREHOLDERS AND INVESTORS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders and investors may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s Web site at www.sec.gov.

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information regarding the interests of such directors and executive officers, and information concerning all of the participants in the solicitation will be included in the proxy statement relating to the Merger when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s Web site at www.sec.gov.

A copy of the Company’s press release is filed with this report as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(c)	Exhibits

2.1	Merger Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2006	STRATFORD AMERICAN CORPORATION

	By:	/s/ David H. Eaton

Name: David H. Eaton Its: Chairman